SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2003

CENTIV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.  Other Items

Centiv, Inc. (the “Company”) announced today that, on February 28, 2003, it received a Nasdaq Staff Determination letter that the Company fails to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing and therefore the Company’s securities are subject to delisting from the Nasdaq Small Cap Market.  A copy of the press release making this announcement is attached as Exhibit 99.1.

The Company intends to appeal the decision and the Company’s securities shall continue to trade on the Nasdaq Small Cap Market until resolution of such appeal.

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

99.1 Press Release Announcing Receipt of Written Nasdaq Staff Determination Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.

Date: March 4, 2003	By:	/s/ Thomas M. Mason
Thomas M. Mason
Chief Financial Officer